SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 29, 2008

VELOCITY ASSET MANAGEMENT, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-61570	65-0008442

(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1800 Route 34 North, Building 4 Suite 404A Wall, NJ		07719

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 556-9090

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 2.03. Entry into a Material Definitive Agreement; Creation of Direct Financial Obligation

          On October 29, 2008, Velocity Investments, LLC (“Velocity”), a wholly owned subsidiary of Velocity Asset Management, Inc. (the “Registrant”) consummated a final closing of a private placement offering of 14% Subordinated Notes (the “Notes”) due 2011 (the “Offering”) to accredited investors (“Investors”). The Notes are being offered and sold pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, Velocity issued the Notes in the aggregate principal amount of $600,000, and also entered into Subscription Agreements with the Noteholders.

           Together with a previous private placement, to date, Velocity has issued Notes in the aggregate principal amount of $1,300,000. Interest shall be payable quarterly in arrears beginning on the last day of the month that is four months from the date of the Notes. Velocity will pay the principal amount of the Notes upon the earlier of maturity or redemption. The Notes will be subordinated in liquidation preference and in right of payment to all of the Registrant’s existing debt. The Notes will be senior in right of payment and in liquidation preference to any future “long term” debt of the Registrant. Upon an event of default, Velocity will pay the Note holder a late charge computed at the rate of 18% per annum of the amount not paid. Of the $1,300,000 in Notes that were issued, $900,000 are held by related parties to Velocity, including a Note in the amount of $150,000 to our CEO, John Kleinert, and Notes in the aggregate of $750,000 to immediate family members of John Kleinert.

          Velocity intends to use the net proceeds from the Offering primarily for the purchase of portfolios of unsecured consumer receivables and for general corporate purposes, including working capital.

Item 1.01. Amendment of a Material Definitive Agreement

          On November 1, 2008, Velocity Investments, LLC (“Velocity”), a wholly owned subsidiary of Velocity Asset Management, Inc. (the “Company”), entered into a Fifth Amendment to the Loan and Security Agreement (the “Fifth Amendment to the Loan Agreement”) with Wells Fargo Foothill, Inc., a California corporation (the “Lender”), pursuant to which the Lender agreed to amend the Loan and Security Agreement dated January 27, 2005 (the “Original Loan Agreement”). Pursuant to the Fifth Amendment to the Loan Agreement, the applicable interest rate on loans to Velocity changed from the prime rate plus 1.5% to the rate equal to the three months LIBOR plus 4%. Also pursuant to the Fifth Amendment to the Loan Agreement, the Loan Sub-Account Amortization Schedule which sets forth the maximum principal loan amount Velocity may have outstanding during a three-month period, has been extended from 36 months to 42 months.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1      Loan and Security Agreement, dated as of January 27, 2005, by and between Velocity Investments, LLC and Wells Fargo Foothill, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2005)

4.2      General Continuing Guaranty, dated January 27, 2005, executed by Velocity Asset Management, Inc. in favor of Wells Fargo Foothill, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2005)

4.3      Security and Pledge Agreement, dated as of January 27, 2005, by and between Velocity Asset Management, Inc. and Wells Fargo Foothill, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2005)

4.4      Subordination Agreement, dated as of January 27, 2005, by and between Velocity Asset Management, Inc., Velocity Investments, LLC and Wells Fargo Foothill, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2005)

4.5      First Amendment to Loan and Security Agreement by and between Wells Fargo Inc. and Velocity Investments, L.L.C. dated as of February 27, 2006 (Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2006.)

4.6      Second Amendment to Loan and Security Agreement, dated December 8, 2006 (Incorporated by reference to Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 5, 2007)

4.7      Third Amendment to Loan and Security Agreement, dated February 23, 2007 (Incorporated by reference to Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 5, 2007)

4.8      Fourth Amendment to the Loan and Security Agreement, dated as of February 29, 2008, by and between Velocity Investments, LLC and Wells Fargo Foothill, Inc. (Incorporated by reference to Registrant’s Annual Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2008)

4.9 Fifth Amendment to the Loan and Security Agreement, dated as of November 1, 2008, by and between Velocity Investments, LLC and Wells Fargo Foothill, Inc.*

10.1 Form of Note issued in the Offering*

* Filed herewith

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY ASSET MANAGEMENT, INC.

/s/ James Mastriani

James Mastriani
Chief Financial Officer

Dated: November 4, 2008